EXHIBIT EX-99.i


August 19, 2008


World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, VA 23235

Ladies and Gentlemen:

      We have acted as counsel to World Funds Trust (the "Trust"), a Delaware statutory trust, in connection with the Trust's initial Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 17, 2008, as amended on July 7, 2008 and August 20, 2008 (as so amended, the "Registration Statement"). The Registration Statement covers shares of beneficial interest in the Trust, without par value (the "Shares"), offered in two series, the Commonwealth Quantitative Fund and the Commonwealth Small Cap Fund, each with multiple classes of shares.

      For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:

a)         the Registration Statement;

b) a Certificate of the Secretary of State of the State of Delaware (the "Secretary of State") as to the legal existence and good standing of the Trust, dated August 19, 2008;

c) Certificate of Trust, dated April 9, 2007, and Certificate of Amendment to Certificate of Trust, dated January 7, 2008, certified by the Secretary of State on August 19, 2008; and

d) an officer's certificate, dated August 19, 2008, executed by the President of the Trust, certifying as to, and attaching copies of, the Trust's Certificate of Trust,
           Certificate   of  Amendment  to  Certificate  of  Trust,
           Agreement  and   Declaration   of  Trust,   as  amended,
           By-Laws,  as  amended,   and  resolutions  of  the  sole
           trustee of the Trust authorizing the issuance of the Shares (collectively, the "Organizational Documents").

      Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Agreement and Declaration of Trust, as amended, or, if not defined therein, in the Delaware Statutory Trust Act, as amended, 12 Del. C. Section 3801 et seq. (the "Act").



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World Funds Trust
August 19, 2008
Page 2

      For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (d) above and such other documents as we have deemed necessary to render this opinion. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters stated or assumed herein, all of which we have assumed to be true, complete and accurate in all respects.

      With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.

      This opinion letter is limited to the Act, and we have not considered and express no opinion on, any other laws, rules or regulations of the State of Delaware or any laws of any other jurisdiction, including, without limitation, federal laws, rules and regulations. Our opinions are rendered only with respect to the Act as in effect on the date hereof.

      We understand that all of the foregoing assumptions and limitations are acceptable to you. Based upon and subject to the foregoing, we are of the opinion that the Shares when sold, paid for and issued in accordance with the Registration Statement and the Organizational Documents, will be validly issued, fully paid and non-assessable as provided in the Trust's Agreement and Declaration of Trust, as amended.

      We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts, circumstances or law which may hereafter occur.

      We hereby consent to the use of this opinion as Exhibit (i) to the Registration Statement and to the reference to this firm in the Trust's Prospectus and the Statement of Additional Information, in each case, included as part of the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder. Nothing in this paragraph shall be deemed to change the effective date of this opinion.

                                    Very truly yours,

                                    /s/ Blank Rome LLP

                                    BLANK ROME LLP